Exhibit 77E
LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
entities (collectively,
"Federated"), and various
 Federated funds ("Funds"),
 have been named as
defendants in several class
 action lawsuits now pending
in the United States District
Court for the District of
 Maryland. The lawsuits were
purportedly filed on behalf
of people who purchased,
owned and/or redeemed shares
 of Federated-sponsored
mutual funds during
 specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in illegal
 and improper trading
practices including
market timing and late trading
in concert with certain
 institutional traders,
 which allegedly caused
 financial injury to the
 mutual fund shareholders.
These lawsuits began to be
filed shortly after
 Federated's first public
announcement that it had
 received requests for
 information on shareholder
trading activities in
 the Funds from the SEC,
 the Office of the New
York State Attorney
General ("NYAG"), and
other authorities. In
that regard,
on November 28, 2005,
Federated announced that
it had reached final
settlements with the SEC
and the NYAG with respect
 to those matters.
Specifically, the SEC
and NYAG settled proceedings
 against three Federated
subsidiaries involving
 undisclosed market timing
 arrangements and late
trading. The SEC made
 findings: that Federated
Investment Management
Company ("FIMC"), an
SEC-registered investment
 adviser to various Funds,
and Federated Securities
Corp., an SEC-registered
 broker-dealer and distributor
 for the Funds, violated
provisions of the Investment
 Advisers Act
and Investment Company Act
 by approving, but not
 disclosing, three market
 timing arrangements, or
 the associated conflict
 of interest between
FIMC and the funds involved
in the arrangements, either
to other fund shareholders or
 to the funds' board; and that
 Federated Shareholder
Services Company, formerly
an SEC-registered transfer
agent, failed to prevent a
customer and a Federated
employee from late trading
in violation
of provisions of the Investment
 Company Act. The NYAG found
 that such conduct violated
provisions of New York State
 law. Federated entered
into the settlements without
 admitting or denying the
regulators' findings. As
 Federated previously
reported in 2004, it has
already paid
approximately $8.0 million
to certain funds as
 determined by an independent
 consultant. As part of
these settlements, Federated
agreed to pay
disgorgement and a civil
money penalty in the aggregate
 amount of an additional
$72 million and, among other
 things, agreed that it would
 not
serve as investment adviser
 to any registered investment
company unless (i) at least
 75% of the fund's directors
are independent of Federated,
(ii) the chairman of each such
 fund is independent of
Federated, (iii) no action
may be taken by the fund's
 board or any committee thereof
unless approved by a majority
 of the independent trustees
 of the fund or committee,
respectively, and (iv) the
fund appoints a "senior officer"
 who
reports to the independent
trustees and is responsible
for monitoring compliance by
the fund with applicable laws
 and fiduciary duties and for
managing the process by which
 management fees charged to
a fund are approved. The
settlements are described
in Federated's announcement
which, along with previous
press releases and related
communications on those matters,
is available in the "About Us"
section of Federated's
website at FederatedInvestors.com.
Federated entities have also
 been named as defendants in
 several additional lawsuits
 that are now pending in the
 United States District Court for
the Western District of Pennsylvania,
 alleging, among other things,
excessive advisory and Rule 12b-1 fees.
The Board of the Funds retained
the law firm of Dickstein Shapiro
LLP to represent the Funds in each
 of the lawsuits described in the
preceding two paragraphs. Federated
and the Funds, and their respective
 counsel, have been defending this
 litigation, and none of the Funds
remains a defendant in any of the
lawsuits (though some could
potentially receive any recoveries
as nominal defendants). Additional
 lawsuits based
upon similar allegations may be
 filed in the future. The potential
 impact of these lawsuits, all of
 which seek unquantified damages,
attorneys' fees,
and expenses, and future potential
similar suits is uncertain.
Although we do not believe that
 these lawsuits will have a
 material adverse effect on
the Funds, there can be no
assurance that these suits,
ongoing adverse publicity and/or
other developments resulting
from the regulatory
investigations will not result
 in increased Fund redemptions,
 reduced sales of Fund shares,
or other adverse consequences
for the Funds.